HCI VIOCARE

NOTICE OF STOCK AWARD

              of                                                                               , you have been granted a stock award of the Common Stock (the “Common Stock”) of HCI Viocare as follows:

Grant number:
Date of Grant:	October 24, 2016
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	5,000 COMMON SHARES
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:

•	Fully vested on grant date